EXHIBIT 21 - SUBSIDIARIES OF ALTERNATIVE RESOURCES CORPORATION

                     ALTERNATIVE RESOURCES CORPORATION
                               SUBSIDIARIES

                                              STATE OF
                   NAME                    INCORPORATION
                   ----                    -------------
                   ARC Service, Inc.          Delaware

                   ARC Solutions, Inc.        Delaware

                   ARC Midholding, Inc.       Delaware

                   Writers, Inc.             California